EXHIBIT 4

AGREEMENT REGARDING JOINT FILING

        The undersigned, for good and valuable consideration, hereby agree that they shall jointly file an acquisition statement under Section 13(d) of the Securities Exchange Act of 1934, as amended, with respect to the acquisition by the undersigned of shares of common stock of General Communication, Inc., an Alaska corporation, and that they shall cooperate with each other regarding the filing, and when appropriate, amending of such acquisition statement.

        Dated as of November 9, 2001.

WORLDCOM, INC.
By:	/s/ Scott D.Sullivan
Name:	Scott D. Sullivan
Title:	Chief Financial Officer
MCI WORLDCOM Network Services, INC.
By:	/s/ Scott D.Sullivan
Name:	Scott D. Sullivan
Title:	Chief Financial Officer
MCI Communications Corporation, INC.
By:	/s/ Scott D.Sullivan
Name:	Scott D. Sullivan
Title:	Chief Financial Officer